                                                                  EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

The undersigned hereby consents to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of St. Mary Land and Exploration Company for the year ended December 31, 2001. We hereby further consent to the use of information contained in our reports, as of January 1,
2002, 2001 and 2000 setting forth the estimates of revenues from St. Mary Land
& Exploration Company's oil and gas reserves. We further consent to the incorporation by reference thereof into St. Mary Land & Exploration
Company's Form S-8 (Registration Statement No. 033-61850), Form S-8
(Registration Statement No. 333-30055), Form S-8 (Registration Statement No.
333-58273), and Form S-8 (Registration Statement No. 333-35352).

                                                     Very truly yours,

                                                  /s/ RYDER SCOTT COMPANY, L.P.
                                                  -----------------------------
                                                   Ryder Scott Company, L.P.
Denver, Colorado,
    March 15, 2002.